UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2006

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13317 (Commission File Number)	13-3460176 (I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective June 2, 2006, our Board of Directors appointed Roderick M. Sherwood, III as a director of Dot Hill Systems Corp. Mr. Sherwood was appointed to serve as a Class I director, continuing in office until our 2009 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Sherwood was also appointed as Chairman of our Audit Committee.
     On June 2, 2006, under the terms of our 2005 Non-Employee Directors’ Plan, Mr. Sherwood received a grant of a non-qualified stock option to purchase 50,000 shares of Dot Hill’s common stock. Mr. Sherwood is also entitled to receive customary director and retainer fees and an annual non-qualified stock option to purchase 20,000 shares of Dot Hill’s common stock on each annual meeting of stockholders. Mr. Sherwood will also be entering into Dot Hill’s standard form of indemnity agreement.
     A copy of the June 5, 2006 press release announcing Mr. Sherwood’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of Dot Hill Systems Corp. dated June 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ Shad L. Burke
Shad L. Burke
Interim Chief Financial Officer, Vice President of Finance, Corporate Controller and Assistant Secretary

Date: June 5, 2006

INDEX TO EXHIBITS

99.1	Press release of Dot Hill Systems Corp. dated June 5, 2006.